INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement File No. 333-75851, on Form N-1A of our report dated August 2, 2002 appearing in the June 30, 2002 Annual Report to Shareholders for the Senbanc Fund and to the references to us under the heading "Financial Highlights" in their Prospectus and under the heading "Independent Auditors and Financial Statements" in the Statement of Additional Information, all of which are a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 25, 2002